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                                                               Exhibit (h)(iii)


                            FORM OF PURCHASE AGREEMENT

           GAMNA Series Funds, Inc. (the "Company"), a Maryland corporation, and Groupama Asset Management N.A. (the "Purchaser") hereby agree as follows:

           1. The Company hereby offers the Purchaser and the Purchaser hereby purchases 9,998 shares of Class A and 1 share each of Class B and Class C of the Company's GAMNA Focus Fund capital stock (par value $.001 per share) for consideration of $10.00 per share (collectively, the "Shares"). The Purchaser hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from the Purchaser of funds in the amount of $100,000 in full payment for the Shares.

           2. The Purchaser represents and warrants to the Company that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ____________, 1999.



                                        GAMNA SERIES FUNDS, INC.

Attest:

                                        By:
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                                           Mark Bronzo
                                           President


(SEAL)

                                        GROUPAMA ASSET MANAGEMENT N.A.

Attest:

                                        By:
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